SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 2003

                             PROVIDENT BANCORP, INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


  United States of America              0-25233                   06-1537499
  -------------------------        -------------------       -------------------
(State or Other Jurisdiction)     (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Rella Boulevard, Montebello, New York                          10901
-----------------------------------------                          -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (845) 369-8040
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events
        ------------

     On July 2, 2003, Provident Bancorp, Inc. (the "Registrant") issued a press release reporting that the Board of Directors of Provident Bancorp, MHC (the "MHC") has adopted a Plan of Conversion and Reorganization to convert the MHC to a capital stock corporation (the "Conversion"). The MHC, headquartered in Montebello, New York, owns approximately 55.5% of the outstanding shares of common stock of the Registrant. Upon consummation of the Conversion, the MHC will cease to exist and its shares of the Registrant's common stock will be cancelled. Existing shares of the Registrant's common stock held by public stockholders will be exchanged for new shares of the Registrant, pursuant to an exchange ratio that has yet to be determined and will be based on an independent appraisal.

     Additionally, the Registrant announced that it has entered into a definitive merger agreement with E.N.B. Holding Company, Inc. ("ENBHC"), pursuant to which the Registrant will acquire all of the outstanding shares of common stock of ENBHC (the "Acquisition"). ENBHC is headquartered in Ellenville, New York and is the holding company of Ellenville National Bank. The Registrant will pay $4,830 per share for each outstanding share of common stock of ENBHC. 50% of the consideration will be in shares of common stock of the new Delaware stock holding company to be formed as part of the Conversion, and 50% will be in cash. It is expected that the aggregate purchase price of the Acquisition will be approximately $73.5 million.


Item 7. Financial Statements and Exhibits
        ---------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

    Exhibit No.     Description
    -----------     -----------

       2.1 Agreement and Plan of Reorganization dated July 1, 2003, by and between Provident Bancorp, MHC, Provident Bancorp, Inc., a federal corporation, Provident Bancorp, Inc., a Delaware corporation, Provident Bank and E.N.B. Holding Company, Inc. and Ellenville National Bank

       2.2          Plan of Conversion and Reorganization of Provident Bancorp,
                    MHC

       99           Press release dated July 2, 2003




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PROVIDENT BANCORP, INC.



DATE:  July 3, 2003                 By:     /s/ George Strayton
                                           -------------------------------------
                                           George Strayton
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

The following exhibit is filed as part of this report:

    Exhibit No.     Description
    -----------     -----------

       2.1 Agreement and Plan of Reorganization dated July 1, 2003, by and between Provident Bancorp, MHC, Provident Bancorp, Inc., a federal corporation, Provident Bancorp, Inc., a Delaware corporation, Provident Bank and E.N.B. Holding Company, Inc. and Ellenville National Bank

       2.2          Plan of Conversion and Reorganization of Provident Bancorp,
                    MHC

       99           Press release dated July 2, 2003